                                                                   Exhibit 10.39

                       PURCHASE AND CONTRIBUTION AGREEMENT



                         Dated as of November 15, 1996



                                    Between


                            MAIL-WELL I CORPORATION
                              WISCO ENVELOPE CORP.
                          PAVEY ENVELOPE AND TAG CORP.
                              MAIL-WELL WEST, INC.
                                WISCO II, L.L.C.
                        MAIL-WELL CANADA HOLDINGS, INC.
                           GRAPHIC ARTS CENTER, INC.
                               WISCO III, L.L.C.
                                 SUPREMEX INC.
                              INNOVA ENVELOPE INC.

                                   as Sellers
                                   ----------

                                      and

                    MAIL-WELL TRADE RECEIVABLES CORPORATION

                                  as Purchaser
                                  ------------

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

PRELIMINARY STATEMENTS

ARTICLE I        DEFINITIONS
     SECTION 1.01. Certain Defined Terms......................................1
          Affiliate...........................................................1
          Alternate Base Rate.................................................1
          Asset Purchase Agreement............................................2
          Banque Paribas......................................................2
          BPNY................................................................2
          Billing Date........................................................2
          Business Day........................................................2
          Canadian Sellers....................................................2
          Collections.........................................................2
          Contract............................................................2
          Contributed Receivable..............................................2
          Credit and Collection Policy........................................3
          Defaulted Receivable................................................3
          Designated Obligor..................................................3
          Dilution............................................................3
          Discount............................................................3
          ERISA...............................................................4
          Event of Termination................................................4
          Facility............................................................4
          Facility Termination Date...........................................4
          Federal Funds Rate..................................................4
          Financing Agreements................................................4
          General Trial Balance...............................................5
          Incipient Event of Termination......................................5
          Indebtedness........................................................5
          Indemnified Amounts.................................................5
          Lien................................................................5
          Liquidity Agent.....................................................6
          Lock-Box Account....................................................6
          Lock-Box Agreement..................................................6
          Lock-Box Bank.......................................................6
          Minimum Return......................................................6
          Obligor.............................................................6
          Outstanding Balance.................................................6
          Parent..............................................................6

                                                                            Page
                                                                            ----

          Person...............................................................6
          Pooling and Servicing Agreement......................................6
          Purchase.............................................................7
          Purchase Date........................................................7
          Purchase Price.......................................................7
          Purchased Receivable.................................................7
          Purchaser Invested Amount............................................7
          Receivable...........................................................7
          Receivables Purchase Request.........................................7
          Related Security.....................................................7
          Seller Report........................................................8
          Series Representative................................................8
          Servicer.............................................................8
          Servicer Fee.........................................................8
          Settlement Date......................................................8
          Transferred Receivable...............................................8
          Trustee..............................................................8
          UCC..................................................................8
     SECTION 1.02.  Other Terms................................................8

ARTICLE II       AMOUNTS AND TERMS OF PURCHASES AND
                 CONTRIBUTIONS
     SECTION 2.01.  Facility...................................................9
     SECTION 2.02.  Making Purchases..........................................10
     SECTION 2.03.  Collections...............................................10
     SECTION 2.04.  Settlement Procedures.....................................10
     SECTION 2.05.  Payments and Computations, Etc............................11
     SECTION 2.06.  Contributions.............................................11
     SECTION 2.07.  Addition of Sellers.......................................11
     SECTION 2.08.  Termination of Status as a Seller.........................12

ARTICLE III      CONDITIONS OF PURCHASES
     SECTION 3.01.  Conditions Precedent to Initial Purchase from the Sellers..............................................13
     SECTION 3.02.  Conditions Precedent to All Purchases.....................14

ARTICLE IV       REPRESENTATIONS AND WARRANTIES
     SECTION 4.01.  Representations and Warranties of the Sellers.............15

ARTICLE V        COVENANTS
     SECTION 5.01.  Covenants of the Sellers..................................18
     SECTION 5.02.  Grant of Security Interest................................22

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                                                                            Page
                                                                            ----

     SECTION 5.03.  Covenant of the Sellers and the Purchaser.................22
     SECTION 5.04.  Repurchase................................................23

ARTICLE VI      ADMINISTRATION AND COLLECTION
     SECTION 6.01.  Designation of Servicer...................................23
     SECTION 6.02.  Duties of Servicer........................................24
     SECTION 6.03.  Servicer Fee..............................................25
     SECTION 6.04.  Certain Rights of the Purchaser...........................25
     SECTION 6.05.  Rights and Remedies.......................................26
     SECTION 6.06.  Transfer of Records to Purchaser..........................26

ARTICLE VII     EVENTS OF TERMINATION
     SECTION 7.01.  Events of Termination.....................................27

ARTICLE VIII    INDEMNIFICATION
     SECTION 8.01.  Indemnities by the Sellers................................29

ARTICLE IX      MISCELLANEOUS
     SECTION 9.01.  Amendments, Etc...........................................31
     SECTION 9.02.  Notices, Etc..............................................31
     SECTION 9.03.  Binding Effect; Assignability.............................31
     SECTION 9.04.  Costs, Expenses and Taxes.................................32
     SECTION 9.05.  No Proceedings............................................32
     SECTION 9.06.  Confidentiality...........................................33
     SECTION 9.07.  GOVERNING LAW.............................................33
     SECTION 9.08.  Third Party Beneficiary...................................33
     SECTION 9.09.  Execution in Counterparts.................................33

                                    EXHIBITS

EXHIBIT A           [Intentionally Omitted.]
EXHIBIT B           Credit and Collection Policy
EXHIBIT C           Lock-Box Banks

SCHEDULE 1          Tradenames

                                           [Purchase and Contribution Agreement]

                      PURCHASE AND CONTRIBUTION AGREEMENT

                         Dated as of November 15, 1996

          MAIL-WELL I CORPORATION, (the "Parent"),  WISCO ENVELOPE CORP., PAVEY
                                         ------
ENVELOPE AND TAG CORP., MAIL-WELL WEST, INC., WISCO II, L.L.C., MAIL-WELL CANADA HOLDINGS, INC., GRAPHIC ARTS CENTER, INC., WISCO III, L.L.C., SUPREMEX INC., INNOVA ENVELOPE INC. (the Parent and each of the other foregoing parties, a

"Seller" and together with all other Persons added pursuant to Section 2.08, the
-------
"Sellers"), and MAIL-WELL TRADE RECEIVABLES FUNDING CORPORATION, a Colorado
 -------
corporation (the "Purchaser"), agree as follows:
                  ---------

          PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) Each Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

          (3) The Parent may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

          "Alternate Base Rate" means a fluctuating interest rate per annum as
           -------------------
     shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                                           [Purchase and Contribution Agreement]

               (a) the rate of interest announced publicly by Banque Paribas in New York, New York from time to time as BPNY's base rate; and

               (b)  the Federal Funds Rate.

          "Asset Purchase Agreement" means that certain Asset Purchase
           ------------------------
Agreement, dated the date hereof, among the Trustee, Corporate Receivables Corporation, Citicorp North America, Inc. and BPNY, as amended from time to time.

          "Banque Paribas" means Banque Paribas, a French banking corporation.
           --------------

          "BPNY" means Banque Paribas, New York Branch, a branch of Banque
           ----
Paribas, licensed under the laws of the State of New York.

          "Billing Date" means the date on which the invoice with respect to a
           ------------
Receivable was generated.

          "Business Day" means any day other than (a) a Saturday or Sunday or
           ------------
(b) any other day on which national banking associations or state banking institutions in New York, New York or Denver, Colorado are authorized or obligated by law, executive order or governmental decree to be closed.

          "Canadian Receivable" means any Receivable originated by a Canadian
           -------------------
Seller.

          "Canadian Sellers" means, collectively, Supremex Inc. and Innova
           ----------------
Envelope Inc.

          "Collections" means, with respect to any Receivable, all cash
           -----------
collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the Seller or any other Person as a Collection pursuant to Section 2.04.

          "Contract" means an agreement between a Seller and an Obligor pursuant
           --------
to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.

          "Contributed Receivable" has the meaning specified in Section 2.07.
           ----------------------

                                           [Purchase and Contribution Agreement]

          "Credit and Collection Policy" means those receivables credit and
           ----------------------------
     collection policies and practices of the Sellers in effect on the date of this Agreement applicable to the Receivables and described in Exhibit B hereto, as modified in compliance with this Agreement.

          "Defaulted Receivable" means a Receivable:
           --------------------

               (i) as to which any payment, or part thereof, remains unpaid for 150 or more days from the original Billing Date thereof;

               (ii) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

               (iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Seller's books as uncollectible.

          "Designated Obligor" means, at any time, each Obligor; provided,
           ------------------                                    --------
     however, that any Obligor shall cease to be a Designated Obligor upon three
     -------
     Business Days' notice by the Purchaser to the Seller that the Purchaser (or its assignee) has determined in its reasonable business judgment that such Obligor is no longer acceptable and provided, further, that any Person
                                         --------  -------
     added as an Obligor after the date hereof shall be judged to be acceptable or not acceptable in the sole discretion of the Purchaser (or its assignee).

          "Dilution" means, with respect to any Receivable, (a) the aggregate
           --------
     amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of (i) any failure by any Seller to deliver any merchandise or services or otherwise to perform under the underlying Contract, or (ii) any change in or cancellation of any of the terms of such Contract or any other adjustment by any Seller which reduces the amount payable by the Obligor on the related Receivables or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) the Outstanding Balance of such Receivable subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided, that Dilution does not include (x) contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Seller through a reduction in the purchase price for the related Receivable or (y) any portion of those Receivables for which a production prepayment has been received.

          "Discount" means, in respect of each Purchase, a percentage amount
           --------
     calculated by the Seller and approved from time to time by the Purchaser, equal to:

                                           [Purchase and Contribution Agreement]

               (a) the Outstanding Balance of Receivables that are the subject of such Purchase, minus
                            -----

               (b) the expected costs to be incurred by the Purchaser of financing such Purchase until the Outstanding Balance of such Receivable is paid in full, minus
                                      -----

               (c) the portion of such Receivables that are reasonably expected by the Seller to become Defaulted Receivables, minus
                                                         -----

               (d) the portion of such Receivables that are reasonably expected by the Seller to be reduced by means other than receipt of Collections on such Receivables or pursuant to (c) above,

     each of (b), (c) and (d) determined based on historical experience of the related Seller.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Event of Termination" has the meaning specified in Section 7.01.
           --------------------

          "Facility" means the willingness of the Purchaser to consider making
           --------
     Purchases of Receivables from the Sellers from time to time pursuant to the terms of this Agreement.

          "Facility Termination Date" means the earliest of (i) November 15,
           -------------------------
     2001, (ii) the date of termination of the  Facility pursuant to Section
     7.01 and (iii) the date which the Parent designates by at least two Business Days' notice to the Purchaser.

          "Federal Funds Rate" means, with respect to any day, the rate set
           ------------------
     forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City prior to 9:00 A.M., New York City time, on that day.

          "Financing Agreements" means the Third Amended and Restated Credit
           --------------------
     Agreement, dated as of the date hereof, among certain of the Sellers, Banque Paribas, as

                                           [Purchase and Contribution Agreement]

     Agent, and the Lenders named therein and the Amended and Restated Credit Agreement, dated as of the date hereof, among certain of the Sellers, Banque Paribas, as Agent, and the Lenders named therein.

          "General Trial Balance" of a Seller on any date means the Seller's
           ---------------------
     accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Purchaser.

          "Incipient Event of Termination" means an event that but for notice or
           ------------------------------
     lapse of time or both would constitute an Event of Termination.

          "Indebtedness" of any Person means indebtedness, obligations and
           ------------
     liabilities of such Person (a) for borrowed money, (b) evidenced by promissory notes, bonds, debentures, notes or other similar instruments,
     (c) to pay the deferred purchase price of property or services other than trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) under any interest rate, swap, "cap", "collar" or other hedging agreement, (g) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for payment of goods and services purchased in the ordinary course of business) and (h) under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above, provided, however, that any assignment or
                                       --------
     transfer with respect to any Purchase hereunder shall not be deemed to constitute a Lien.

          "Indemnified Amounts" has the meaning specified in Section 8.01.
           -------------------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement.

                                           [Purchase and Contribution Agreement]

          "Liquidity Agent" means BPNY in its capacity as Liquidity Agent under
           ---------------
     the Asset Purchase Agreement.

          "Lock-Box Account" means one or more accounts, under the exclusive
           ----------------
     ownership and control of the Purchaser (or its assignees or designees), maintained for the purpose of receiving Collections.

          "Lock-Box Agreement" means an agreement among a Seller, the Purchaser
           ------------------
     (and/or its assignees or designees), the Trustee and any Lock-Box Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

          "Lock-Box Bank" means any of the banks or other financial institutions
           -------------
     holding one or more Lock-Box Accounts.

          "Minimum Return" means as of any date of determination, 50% of the
           --------------
     Outstanding Balance of Transferred Receivables for the calendar week on which such date ends.

          "Obligor" means a Person obligated to make payments to a Seller
           -------
     pursuant to a Contract.

          "Outstanding Balance" of any Receivable at any time means the then
           -------------------
     outstanding principal balance thereof after reductions, cancelations and adjustments resulting from Dilution; provided, however, that with respect to any Canadian Receivable, Outstanding Balance at any time shall mean the United States Dollar equivalent of the then outstanding principal balance thereof as determined by reference to the weighted average rate for the notional amount of Canadian Receivables pursuant to any applicable hedge agreement.

          "Parent" has the meaning specified in the Preamble hereto.
           ------

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Pooling and Servicing Agreement" means that certain Pooling and
           -------------------------------
     Servicing Agreement, dated as of the date hereof, among the Purchaser, as seller, Norwest Bank Colorado, National Association, as Trustee, and the Parent, as Servicer, together with all supplements thereto, each as amended or restated from time to time.

                                           [Purchase and Contribution Agreement]

          "Purchase" means a purchase by the Purchaser of Receivables from a
           --------
     Seller pursuant to Article II.

          "Purchase Date" has the meaning specified in Section 2.02(a).
           -------------

          "Purchase Price" has the meaning specified in Section 2.02(b).
           --------------

          "Purchased Receivable" means any Receivable which, pursuant to the
           --------------------
     procedure described in Section 2.02(c), has been identified as a Purchased Receivable.

          "Purchaser Invested Amount" means the sum of amounts paid by the
           -------------------------
     Purchaser to the Sellers for each Purchase of Receivables from the Seller pursuant to Section 2.02, reduced from time to time by Collections of such Receivables actually received by the Purchaser in excess of the applicable portion of the Discount representing yield (assumed to be 2.5% unless otherwise mutually agreed); provided, however, that such Purchaser Invested
                                 --------  -------
     Amount shall not be reduced by any Collections to the extent that at any time such Collections are rescinded or must otherwise be returned for any reason.

          "Receivable" means the indebtedness of any Obligor resulting from the
           ----------
     provision or sale of merchandise, insurance or services by a Seller under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "Receivables Purchase Request" has the meaning specified in Section
           ----------------------------
     2.02(a).

          "Related Security" means with respect to any Receivable all of the
           ----------------
     related Seller's interest in:

               (i) any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                                           [Purchase and Contribution Agreement]

               (iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

          "Seller Report" means a report, in form and substance satisfactory to
           -------------
     the Purchaser, furnished by the Servicer to the Purchaser pursuant to
     Section 6.02(b).

          "Series Representative" means Citicorp North America, Inc. or the
           ---------------------
     Liquidity Agent, in each case in their capacities as Series Representative under the Pooling and Servicing Agreement.

          "Servicer" means at any time the Person then authorized pursuant to
           --------
     Section 6.01 to service, administer and collect Transferred Receivables.

          "Servicer Fee" has the meaning specified in Section 6.03.
           ------------

          "Settlement Date" means the fifteenth day of each month (or if such
           ---------------
     day is not a Business Day, the immediately succeeding Business Day); provided, however, that following the occurrence of an Event of
     --------  -------
     Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its designee in a written notice to the Servicer.

          "Transferred Receivable" means a Purchased Receivable or a Contributed
           ----------------------
     Receivable which, in either case, has not been transferred back to the applicable seller pursuant to Section 5.04 (unless thereafter repurchased by or recontributed to the Purchaser).

          "Trustee" means Norwest Bank Colorado, National Association in its
           -------
     capacity as Trustee under the Pooling and Servicing Agreement.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
     in the specified jurisdiction.

          SECTION 1.02.  Other Terms.  All accounting terms not specifically
                         -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                           [Purchase and Contribution Agreement]

                                 ARTICLE II

                AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

          SECTION 2.01.  Facility.  On the terms and conditions hereinafter set
                         --------
forth and without recourse (except to the extent as is specifically provided herein), the Purchaser may purchase Receivables of each Seller from such Seller from time to time during the period from the date hereof to the Facility Termination Date.

          SECTION 2.02.  Making Purchases.
                         ----------------

          (a) Purchases.  Each Purchase from a Seller shall be made on notice
              ---------
from such Seller to the Purchaser given no later than 10:00 A.M. (New York City time) on the date of such Purchase. Each such request for a Purchase (each a "Receivables Purchase Request") shall specify the date of such Purchase (which
-----------------------------
shall be a Business Day) and the proposed purchase price (as determined pursuant to Section 2.02(b)) for such Purchase. The Purchaser shall promptly notify such Seller whether it has determined to make such Purchase. On the date of each Purchase (each a "Purchase Date"), the Purchaser shall, upon satisfaction of the
                  -------------
applicable conditions set forth in Article III, pay the purchase price for such Purchase by deposit of such amount in same day funds to such Seller's account designated by such Seller.

          (b) Determination of Purchase Price.  The purchase price (the
              -------------------------------
"Purchase Price") for the Receivables that are the subject of any Purchase
---------------
hereunder shall be determined on or prior to the date of such Purchase, and shall be equal to the Outstanding Balance of such Receivables as set forth in the related Seller's General Trial Balance, minus the Discount for such Purchase.

          (c) Identification of Purchased Receivables.  On each Purchase Date, a
              ---------------------------------------
sufficient number of Receivables (that do not already constitute Transferred Receivables hereunder) of the applicable Seller shall be identified as Purchased Receivables so that the Outstanding Balance of such Purchased Receivables so identified shall result in the purchase price determined in accordance with
Section 2.02(b). The Purchased Receivables will be identified by reference to the General Trial Balance of such Seller. Starting with the first Obligor listed on the General Trial Balance, each Receivable owed by such Obligor (that does not already constitute a Transferred Receivable hereunder) shall constitute a Purchased Receivable. Additional Purchased Receivables shall be identified in a similar manner by proceeding down the General Trial Balance of such Seller, in alphabetical/numerical sequence for subsequent Obligors.

          (d) Ownership of Receivables and Related Security.  On each Purchase
              ---------------------------------------------
Date, after giving effect to each Purchase, the Purchaser shall own the Purchased Receivables which

                                           [Purchase and Contribution Agreement]

been identified according to the procedure described in subsection (c) above. The Purchase of any Receivable shall include all Related Security with respect to such Receivable.

          (e) Reconstruction of General Trial Balance.  If at any time a Seller
              ---------------------------------------
fails to generate its General Trial Balance, the Purchaser shall have the right to reconstruct such General Trial Balance so that a determination of the Purchased Receivables can be made pursuant to Section 2.02(c). Each Seller agrees to cooperate with such reconstruction of the General Trial Balance, including, without limitation, the delivery to the Purchaser, upon the Purchaser's request, of copies of all Contracts and all records relating to the Contracts and the Receivables.

          SECTION 2.03.  Collections.  (a)  Unless otherwise agreed, the
                         -----------
Servicer shall, on each Settlement Date, deposit into an account of the Purchaser or the Purchaser's assignee all Collections of Transferred Receivables then held by the Servicer.

          (b) In the event that a Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser's assignee, such Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser's satisfaction, to be Collections of Receivables which are not Transferred Receivables to such Seller.

          SECTION 2.04.  Settlement Procedures.  (a)  If on any day the
                         ---------------------
Outstanding Balance of any Purchased Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount or other adjustment made by the Seller, or any set-off or dispute in respect of any claim by the Obligor thereof against the related Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction but excluding adjustments,
                                                    ---------
reductions or cancellations in respect of such Obligor's bankruptcy), such Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction or adjustment. If such Seller is not the Servicer, such Seller shall pay to the Servicer on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

          (b) Upon discovery by a Seller or the Purchaser of a breach of any of the representations and warranties made by such Seller in Section 4.01(j) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. Such Seller shall, upon not less than two Business Days' notice from the Purchaser or its assignee or designee, repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection

                                           [Purchase and Contribution Agreement]

in respect of such Transferred Receivable. If the applicable Seller is not the Servicer, such Seller shall pay to the Servicer on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

          (c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

          SECTION 2.05.  Payments and Computations, Etc.  (a)  All amounts to be
                         -------------------------------
paid or deposited by any Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to an account specified by the Purchaser.

          (b) Each Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by such Seller (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

          (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          SECTION 2.06.  Contributions.  The Parent may from time to time at its
                         -------------
option, by notice to the Purchaser, identify Receivables which it proposes to contribute to the Purchaser as a capital contribution. Such Receivables shall be identified by reference to the Parent's General Trial Balance. On the date of each such contribution and after giving effect thereto, the Purchaser shall own the Receivables so identified and contributed (collectively, the "Contributed Receivables") and all Related Security with respect thereto.
------------------------

          SECTION 2.07.  Addition of Sellers.  Any Affiliate of the Parent which
                         -------------------
is wholly owned by and consolidated with the Parent for federal income tax purposes may become a Seller hereunder with the consent of the Purchaser with respect to such addition. The Parent and such Affiliate that is proposed to be added as a Seller shall give to the Purchaser and its assigns prior written notice of its desire to add such Affiliate as a Seller. Once the notice has been given, any addition of such Affiliate of the Parent as a Seller pursuant to this Section 2.07 shall become effective on the first Business Day following the date on which (i) such Affiliate and the parties

                                           [Purchase and Contribution Agreement]

hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Related Documents, in form and substance reasonably satisfactory to the Purchaser, the Series Representative and the Liquidity Agent, that the Purchaser, the Series Representative and the Liquidity Agent reasonably determine are necessary or appropriate to effect the addition and (ii) the Series Representative and the Liquidity Agent shall have given written notice of their approval of such addition. Upon such effectiveness, any reference to "Sellers" in this Agreement shall refer to the Sellers and the Affiliate of the Parent added as a Seller pursuant to this Section collectively or individually as the context shall require.

          SECTION 2.08.  Termination of Status as a Seller.   (a) At any time
                         ---------------------------------
when more than one Person is a Seller, a Seller may terminate its obligations as a Seller hereunder if:

               (i) such Seller (a "Terminating Seller") shall have given the
                                   ------------------
     Purchaser and its assigns not less than 30 days' prior written notice of its intention to terminate,

               (ii) an authorized officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a material adverse effect on the business, financial condition, operations or assets of the Purchaser, and

               (iii) both immediately before and after giving effect to the termination by the Terminating Seller, no Event of Termination shall have occurred and be continuing or shall reasonably be expected to occur as a result of such termination.

          Any termination by a Seller shall become effective on the first Business Day that follows the day on which the requirements of clauses (i) through (iii) shall have been satisfied (or such later date specified in the notice or certificate referred to in the clauses). Upon such effectiveness, any reference to "Sellers" in this Agreement shall refer to the Sellers excluding the Terminating Seller. Any termination by a Seller shall terminate its rights and obligations hereunder; provided, however, that the termination shall not
                           --------  -------
relieve the Terminating Seller of obligations which relate to Transferred Receivables originated by or obligations of the Terminating Seller prior to the effective date of the termination.

          (b) A Seller's right and obligation to sell its Receivables to the Purchaser shall terminate immediately if the Seller ceases to be the Parent or an Affiliate of the Parent; provided, however, that the termination shall not
                            --------  -------
relieve the Seller of obligations which relate to Transferred Receivables originated by or obligations of the Seller prior to the effective date of the termination.

                                           [Purchase and Contribution Agreement]


                                  ARTICLE III

                            CONDITIONS OF PURCHASES

          SECTION 3.01.  Conditions Precedent to Initial Purchase from the
                         -------------------------------------------------
Sellers.    (a) The initial Purchase of Receivables from the Sellers hereunder
-------
is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

          (i) Certified copies of the resolutions of the Board of Directors of each Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

          (ii) A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (iii) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase with respect to each Seller, naming such Seller as the debtor and the Purchaser as the secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Transferred Receivables and Related Security and Collections with respect thereto.

          (iv) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by each Seller.

          (v) Completed requests for information, dated on or before the date of such initial Purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).

                                           [Purchase and Contribution Agreement]

          (vi) Lock-Box Agreements in respect of each Lock-Box Account and each Seller, duly executed by the applicable Seller, the Lock-Box Bank holding such Lock-Box Account and any other parties thereto.

          (b) Notwithstanding any other provision hereof, the initial Purchase of Receivables from the Canadian Sellers hereunder is subject to the additional conditions precedent that the Purchaser and its assigns shall have (i) consented in writing to such Purchase on or before the date of such Purchase, (ii) received blocked account agreements or other cash management agreements, in form and substance satisfactory to the Purchaser and its assigns (naming the Purchaser or Trustee on its behalf as the beneficiary of such Collections), with respect to all bank accounts of the Canadian Sellers into which Collections with respect to such Receivables shall be deposited, (iii) received opinions of counsel, in form and substance satisfactory to the Purchaser and its assigns, with respect to the transfer of such Receivables, the Collections related thereto and such accounts and (iv) established hedging arrangements satisfactory to the Purchaser and its assigns.

          SECTION 3.02.  Conditions Precedent to All Purchases.  Each Purchase
                         -------------------------------------
(including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

          (a) with respect to any such Purchase, on or prior to the date of such Purchase, each Seller shall have delivered to the Purchaser, (i) if requested by the Purchaser, such Seller's General Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment) as of a date not more than 31 days prior to the date of such Purchase, and (ii) a written report identifying, among other things, the Receivables to be included in such Purchase and the then outstanding Purchased Receivables and the aged balance thereof, in each case correlated to Purchases;

          (b) with respect to any such Purchase, on or prior to the date of such Purchase, the Servicer shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

          (c) each Seller shall have marked its records and, at the request of the Purchaser, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

                                           [Purchase and Contribution Agreement]


          (d) on the date of such Purchase the following statements shall be true (and the related Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

               (i) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Purchase as though made on and as of such date,

               (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or would constitute an Incipient Event of Termination and

               (iii) the Purchaser shall not have delivered to the Parent a notice that the Purchaser shall not make any further Purchases hereunder; and

          (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Sellers.  Each
                         ---------------------------------------------
Seller represents and warrants as follows:

          (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified could reasonably be expected to have a material adverse effect on such Seller's ability to perform its obligations under this Agreement.

          (b) The execution, delivery and performance by such Seller of this Agreement and the other documents to be delivered by it hereunder, including such Seller's sale and, in the case of the Parent, the contribution of Receivables hereunder and such Seller's use of the proceeds of Purchases, (i) are within such Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene
     (1) such Seller's charter or by-laws, (2) any law, rule or regulation applicable to such Seller, (3) any contractual restriction binding on or affecting such Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its

                                           [Purchase and Contribution Agreement]

     property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of such Seller's interest in Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by such Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller of this Agreement or any other document to be delivered thereunder.

          (d) This Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.

          (e) Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer, and assignment of the Transferred Receivables to Purchaser, enforceable against creditors of, and purchasers from, such Seller. Such Seller shall have no remaining property interest in any Transferred Receivable.

          (f) In the case of the Parent, the consolidated balance sheet of the Parent and its subsidiaries as at December 31, 1995, and the related consolidated statements of income and retained earnings of the Parent and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Purchaser, fairly present the consolidated financial condition of the Parent and its subsidiaries as at such date and the consolidated results of the operations of the Parent and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995 there has been no material adverse change in the business, operations, property or financial or other condition of the Parent.

          (g) There is no pending or threatened action or proceeding affecting such Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Seller or any of its subsidiaries or the ability of such Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

          (h) No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                                           [Purchase and Contribution Agreement]

          (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (j) Each Transferred Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by such Seller free and clear of any Lien (other than any Lien arising under the Financing Agreements or solely as the result of any action taken by the Purchaser). When Purchaser makes a Purchase it shall acquire valid and perfected first priority ownership of each Purchased Receivable and the Related Security and Collections with respect thereto free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser.

          (k) With respect to the Parent, each Seller Report (if prepared by the Parent, or to the extent that information contained therein is supplied by the Parent), and with respect to each Seller, all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished at any time by such Seller to the Purchaser in connection with this Agreement is or will, when taken as a whole, be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, when taken as a whole, not misleading.

          (l) The principal place of business and chief executive office of such Seller and the office where such Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b) or such other address specified to the Purchaser at such time as such Seller becomes a Seller hereunder.

          (m) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C (as the same may be updated from time to time pursuant to Section 5.01(h)).

          (n) Except as otherwise specified in Schedule 1 hereto (as amended from time to time upon notice from the Seller), such Seller is not known by and does not use any tradename or doing-business-as name.

                                           [Purchase and Contribution Agreement]

          (o) With respect to any programs used by such Seller in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Servicer pursuant to Section 6.01(b) so that such new Servicer shall have the benefit of such programs (it being
                                                                -- -----
     understood that, however, the Servicer, if other than
     ---------- ----
     such Seller, shall be required to be bound by a confidentiality agreement reasonably acceptable to such Seller).

          (p) The transfers of Transferred Receivables by such Seller to the Purchaser pursuant to this Agreement, and all other transactions between such Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

          (q) All of the Receivables of such Seller have been transferred to the Purchaser pursuant to this Agreement.


                                   ARTICLE V

                                   COVENANTS

          SECTION 5.01.  Covenants of the Sellers.  From the date hereof until
                         ------------------------
the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

          (a) Compliance with Laws, Etc.  Such Seller will comply in all
              -------------------------
     material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of such Seller to perform its obligations under this Agreement.

          (b) Offices, Records and Books of Account.  Such Seller will keep its
              -------------------------------------
     principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the address of such Seller set forth under its name on the signature page to this Agreement or, upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by Section 5.01(j) shall have been taken and completed. Such Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents,

                                           [Purchase and Contribution Agreement]

     books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). Such Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

          (c) Performance and Compliance with Contracts and Credit and
              --------------------------------------------------------
     Collection Policy.  Such Seller will, at its expense, timely and fully
     -----------------
     perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

          (d) Sales, Liens, Etc.  Except for the sales and contributions of
              -----------------
     Receivables contemplated herein, such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

          (e) Extension or Amendment of Transferred Receivables.  Except as
              -------------------------------------------------
     provided in Section 6.02(c), such Seller will not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (f) Change in Business or Credit and Collection Policy.  Such Seller
              --------------------------------------------------
     will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables of such Seller or the ability of such Seller to perform its obligations under this Agreement.

          (g) Audits.  Such Seller will, from time to time during regular
              ------
     business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, represen tatives or assigns (including independent public accountants, which may be the Seller's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller

                                           [Purchase and Contribution Agreement]

     for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Receivables, the Related Security, or Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

          (h) Change in Payment Instructions to Obligors.  Such Seller will not
              ------------------------------------------
     add or terminate any bank or bank account as a Lock-Box Bank or Lock-Box Account from those listed in Exhibit C to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit C) and executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account.

          (i) Deposits to Lock-Box Accounts.  Such Seller will deposit, or
              -----------------------------
     cause to be deposited, all Collections of Transferred Receivables into Lock-Box Accounts, and such Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Transferred Receivables.

          (j) Further Assurances.  (i)  Such Seller agrees from time to time, at
              ------------------
     its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, such Seller will, upon the request of the Purchaser or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) deliver to the Purchaser copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment).

               (ii) Such Seller authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of such Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                                           [Purchase and Contribution Agreement]

              (iii) Such Seller shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

          (k) Reporting Requirements.  Such Seller will provide to the Purchaser
              ----------------------
     the following:

              (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of such Seller, balance sheets of such Seller and its subsidiaries as of the end of such quarter and statements of income and retained earnings of such Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Seller;

              (ii) as soon as available and in any event within 90 days after the end of each fiscal year of such Seller, a copy of the annual report for such year for such Seller and its subsidiaries, containing financial statements for such year audited by Deloitte & Touche or other nationally recognized independent public accountants;

              (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of such Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that such Seller has taken and proposes to take with respect thereto;

              (iv) promptly after the sending or filing thereof, copies of all reports that such Seller sends to any of its securityholders, and copies of all reports and registration statements that such Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

              (v) promptly after the filing or receiving thereof, copies of all reports and notices that such Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $5,000,000;

                                           [Purchase and Contribution Agreement}

               (vi) at least ten Business Days prior to any change in such Seller's name, a notice setting forth the new name and the effective date thereof;

               (vii) concurrently with the delivery of each Seller Report by the Servicer, a statement that all of the Receivables of such Seller under all Contracts arising during the immediately preceding month have been transferred by such Seller to the Purchaser; and


               (viii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of such Seller as the Purchaser may from time to time reasonably request.

          (l)  Separate Conduct of Business.  Each Seller will: (i) maintain
               ----------------------------
     separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser; (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, Contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Pooling and Servicing Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and
     (B) that the assets of the Purchaser are not available to pay its creditors.

         SECTION 5.02.  Grant of Security Interest. To secure all obligations of
                        --------------------------
the Sellers arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received, and any other amounts due the Purchaser hereunder, each Seller hereby assigns and grants to Purchaser, a security interest in all of such Seller's right, title and interest now or hereafter existing in, to and under all Receivables of such Seller which do not constitute Transferred Receivables, the Related Security and all Collections with regard thereto.

         SECTION 5.03. Covenant of the Sellers and the Purchaser. The Sellers
                       -----------------------------------------
and the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the Sellers to the Purchaser for all

                                           [Purchase and Contribution Agreement]

purposes. Each Seller and the Purchaser shall record each Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of such Sellers and the Purchaser, any Purchase of Receivables hereunder is not characterized as a sale, each Seller shall, effective as of the date hereof, be deemed to have granted (and such Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables conveyed by it hereunder and the proceeds thereof (together with Related Security and Collections with respect thereto) to secure the repayment of all amounts advanced to such Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

          SECTION 5.04.  Repurchase. Upon notice from Purchaser, each Seller
                         ----------
shall purchase any and all Receivables transferred hereunder by such Seller from time to time which thereafter become subject to Dilution or contribute in respect thereof a Receivable (a "Substituted Receivable"). The purchase price for such purchased Receivables or Outstanding Balance of any Substituted Receivable shall be equal to the Outstanding Balance of such Receivables at the time of such purchase by the Seller.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

          SECTION 6.01. Designation of Servicer. The servicing, administration
                        -----------------------
and collection of the Transferred Receivables shall be conducted by such Person (the "Servicer") so designated hereunder from time to time. Until the Purchaser
      --------
or its assignee gives notice to the Parent of the designation of a new Servicer, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Parent agrees that such notice may be given at any time in the Purchaser's or assignee's discretion. Upon the Parent's receipt of such notice, the Parent agrees that it will terminate its activities as Servicer hereunder in a manner which the Purchaser (or its designee) believes will facilitate the transition of the performance of such activities to the new Servicer, and the Parent shall use its best efforts to assist the Purchaser (or its designee) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Servicer and access to all employees and officers of the Parent responsible with respect thereto. The Purchaser at any time after giving such notice may designate as Servicer any Person (including itself) to succeed the Parent or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing,

                                           [Purchase and Contribution Agreement]

administration or collection of Transferred Receivables. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

     SECTION 6.02.  Duties of Servicer.  (a)  The Servicer shall take or cause
                    ------------------
to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints the Servicer, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.

          (b) Prior to the 15th day of each fiscal month, the Servicer shall prepare and forward to the Purchaser (i) if requested by the Purchaser, a Seller Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Servicer on the last day of the immediately preceding month, and (ii) if requested by the Purchaser, a listing by Obligor of all Transferred Receivables correlating Purchased Receivables and Purchases, together with an aging report of such Transferred Receivables.

          (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Parent, while it is the Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as the Parent deems appropriate to maximize Collections thereof.

          (d) Each Seller shall deliver to the Servicer, and the Servicer shall hold in trust for such Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

          (e) The Servicer shall as soon as practicable following receipt turn over to the applicable Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event the Parent is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer Fee received by it.

          (f) The Servicer also shall perform the other obligations of the "Servicer" set forth in this Agreement with respect to the Transferred Receivables.

                                           [Purchase and Contribution Agreement]

     SECTION 6.03.  Servicer Fee.  The Purchaser shall pay to the Servicer, so
                    ------------
long as it is acting as the Servicer hereunder, a periodic collection fee (the "Servicer Fee") of 0.50% per annum (or, in the case of a Servicer other than
-------------
Parent or any Affiliate thereof, such higher amount, if any, not to exceed 1.00% per annum) on the average daily outstanding Purchaser Invested Amount with respect to the Purchased Receivables, payable on the tenth day of each month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day during each fiscal month as the Purchaser and the Servicer shall agree.

     SECTION 6.04.  Certain Rights of the Purchaser.  (a) The Purchaser may, at
                    -------------------------------
any time, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. Each Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lock-Box Accounts maintained by such Seller for the purpose of receiving Collections.

          (b) Each Seller shall, at any time upon the Purchaser's request and at such Seller's expense, give notice of such ownership to each Obligor of Transferred Receivables of such Seller and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee.

          (c) At the Purchaser's request and at the Sellers' expense, the Sellers and the Servicer shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

          (d) Each Seller authorizes the Purchaser to take any and all steps in such Seller's name and on behalf of such Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.

                                           [Purchase and Contribution Agreement]

     SECTION 6.05.  Rights and Remedies.  (a)  If a Seller or the Servicer fails
                    -------------------
to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if such Seller (as Servicer or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by the Sellers as provided in Section 8.01 or Section 9.04 as applicable.

          (b) Each Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables of such Seller to the same extent as if the Seller had not sold or contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of such Seller thereunder.

          (c) Each Seller shall cooperate with the Servicer in collecting amounts due from Obligors in respect of the Transferred Receivables.

          (d) Each Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Purchaser (whether or not from such Seller) in connection with any Transferred Receivable.

     SECTION 6.06.  Transfer of Records to Purchaser.  Each Purchase and
                    --------------------------------
contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the applicable Seller's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of such Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

     Each Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of such Seller's computer software system to access and create such records.

     In recognition of each Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to each Seller an irrevocable license to access

                                           [Purchase and Contribution Agreement]

such records in connection with any activity arising in the ordinary course of such Seller's business or in performance of its duties as Servicer, provided that (i) such Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and
(ii) such Seller consents to the assignment and delivery of the records (including any information contained therein relating to such Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.



                                  ARTICLE VII

                             EVENTS OF TERMINATION

     SECTION 7.01.  Events of Termination.  If any of the following events
                    ---------------------
("Events of Termination") shall occur and be continuing:
-----------------------

          (a) The Servicer (if the Parent or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for ten Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure shall remain unremedied for five Business Days; or

          (b) Any Seller shall fail (i) to transfer to the Purchaser when requested any rights, pursuant to this Agreement, which the Seller then has as Servicer, or (ii) to make any payment required under Section 2.04(a) or 2.04(b) and such failure shall remain unremedied for five Business Days; or

          (c) Any representation or warranty made or deemed made by a Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by such Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) Any Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Seller by the Purchaser; or

          (e) Any Seller or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Indebtedness which is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and

                                           [Purchase and Contribution Agreement]

     such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Lien; or

          (g) Any Seller or any of its subsidiaries shall generally not pay its Indebtedness as such Indebtedness become due, or shall admit in writing its inability to pay its Indebtedness generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Seller or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any of its subsidiaries/*/ shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) A Pay-Out Event or Series 1996-1 Pay-Out Event shall have occurred under the Pooling and Servicing Agreement;

          (i) As of the last day of any calendar week, the aggregate Purchase Price paid by the Purchaser for such week shall be less than the Minimum Return.

then, and in any such event, the Purchaser may, by notice to the Parent, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the

                                           [Purchase and Contribution Agreement]

Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Servicer, designate another Person to succeed the Parent as Servicer; provided, that, automatically
                                                  --------
upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, the Parent (if it is then serving as the Servicer) shall cease to be the Servicer, and the Purchaser (or its assigns or designees) shall become the Servicer. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                  ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.01.  Indemnities by the Sellers.  Without limiting any other
                    --------------------------
rights which the Purchaser may have hereunder or under applicable law, the Sellers, jointly and severally, hereby agree to indemnify the Purchaser and its assigns and transferees (each, an "Indemnified Party") from and against any and
                                   -----------------
all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or
                                   -------------------
incurred by any Indemnified Party arising out of or as a result of:

               (i) any representation or warranty or statement made or deemed made by a Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

               (ii) the failure by a Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

               (iii) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Lien;

               (iv) the failure of a Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that

                                           [Purchase and Contribution Agreement]

     purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller acting as Servicer) except to the extent that such dispute, claim, offset or defense results solely from actions or failures to act of the Purchaser or its assigns;

               (vi) any failure of a Seller or the Servicer to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

               (vii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

               (viii) the commingling of Collections of Transferred Receivables by a Seller or a designee of such Seller at any time with other funds of such Seller or an Affiliate of such Seller;

               (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the Related Security, or Collections with respect thereto or in respect of any Receivable, Related Security or Contract, except to the extent any such investigation, litigation or proceeding relates to a possible matter involving an Indemnified Party for which neither the Seller nor any of its Affiliates is at fault;

               (x) any failure of any Seller to comply with its covenants contained in Section 5.01;

               (xi) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Seller hereunder;

                                            [Puchase and Contribution Agreement]

           (xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Sellers or any Affiliate of any Seller in servicing, administering or collecting any Transferred Receivable; or

           (xiii)  any Dilution with respect to any Transferred Receivable.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require a Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.


                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any provision of
                    ----------------
this Agreement or consent to any departure by a Seller therefrom shall be effective unless in a writing signed by the Purchaser and consented to by its assignees and, in the case of any amendment, also signed by such Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 9.02.  Notices, Etc.  All notices and other communications
                    -------------
hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     SECTION 9.03.  Binding Effect; Assignability.  (a)  This Agreement shall be
                    -----------------------------
binding upon and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns; provided, however, that no Seller may assign
                                   --------  -------
its rights or obligations hereunder or

                                           [Purchase and Contribution Agreement]

any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

          (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided,
                                                        --------
     however, that rights and remedies with respect to any breach of any
     -------
     representation and warranty made by a Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

           SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the
                         -------------------------
rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Parent agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Sellers agree, jointly and severally, to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of
                                          ---------  -------
enforcement or collection of Transferred Receivables.

          (b) In addition, the Sellers agree to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Sellers, jointly and severally, agree to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.05. No Proceedings. Each Seller hereby agrees that it will
                        --------------
not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

                                           [Purchase and Contribution Agreement]

     SECTION 9.06.  Confidentiality.  Unless otherwise required by applicable
                    ---------------
law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

     SECTION 9.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASER'S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 9.08.  Third Party Beneficiary.  Each of the parties hereto hereby
                    -----------------------
acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Sellers hereby consent to any such assignments. All such assignees, including parties to the Pooling and Servicing Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

     SECTION 9.09.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


                          [SIGNATURE PAGES TO FOLLOW]

                                           [Purchase and Contribution Agreement]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:                 MAIL-WELL I CORPORATION


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         23 Inverness Way East
                         Engelwood, CO 80112
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         WISCO ENVELOPE CORP.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         1509 North Washington Street
                         Tullahoma, TN 37388
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____

                                           [Purchase and Contribution Agreement]

                         PAVEY ENVELOPE AND TAG CORP.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         25 Linden Avenue East
                         Jersey City, NJ 07305
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         MAIL-WELL WEST, INC.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         221 North 48th Street
                         Phoenix, AZ 85063
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         WISCO II, L.L.C.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         1509 North Washington Street
                         Tullahoma, TN 37388
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____

                                           [Purchase and Contribution Agreement]

                         MAIL-WELL CANADA HOLDINGS, INC.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         23 Inverness Way East
                         Englewood, CO 80112
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         GRAPHIC ARTS CENTER, INC.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         2000 North West Wilson Street
                         Portland, OR 97209
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         WISCO III, L.L.C.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         23 Inverness Way East
                         Englewood, CO 80112
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____

                                           [Purchase and Contribution Agreement]

                         SUPREMEX INC.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         Innova Montreal
                         345 Montee de Liesse - St. Laurent, Quebec H4T IP7
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


                         INNOVA ENVELOPE INC.


                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         56 Steelcase Road West
                         Markham, Ontario L3R 1B2
                         Attention: Paul V. Reilly
                         Facsimile No.:  (___) ___-____


PURCHASER:               MAIL-WELL TRADE RECEIVABLES
                         CORPORATION

                         By:________________________________________________
                             Title:_________________________________________

                         Address:

                         23 Inverness Way East
                         Englewood, CO 80112, Suite 160
                         Attention:
                         Facsimile No.:  (303) 397-7401

                                           [Purchase and Contribution Agreement]

                                   EXHIBIT A


                            [Intentionally Omitted.]

                                           [Purchase and Contribution Agreement]

                                   EXHIBIT B


                          CREDIT AND COLLECTION POLICY

                                           [Purchase and Contribution Agreement]

                                   EXHIBIT C


                                 LOCK-BOX BANKS

                                           [Purchase and Contribution Agreement]

                                   SCHEDULE 1


                                   TRADENAMES

1.   American Mail-Well Envelope

2.   Mail-Well Envelope

3.   Graphic Arts Center

4.   Supermex

5.   Unique Envelope

6.   Innova Envelope

7.   Classic Envelope

8.   Quality Park Products

9.   Pavey

10.  Wisco

11.  Wisco Envelope

12.  Mail-Well West

13.  Buffalo Envelope

14.  Envelopes West

15.  Southwest Envelope

                                      S-1